Exhibit 10.1

NOVAGOLD CORPORATION

AND

PAULSON ADVISERS LLC

CONTRIBUTION AGREEMENT

July 21, 2026

Table of Contents

Page

SECTION 1. DEFINITIONS	4

1.1	Definitions	4

SECTION 2. WAIVER AND CONTRIBUTION	7

2.1	Waiver	7
2.2	Contribution	7

SECTION 3. TAX MATTERS	7

3.1	Tax Matters	7

SECTION 4. CLOSING	8

4.1	Closing	8
4.2	Condition to Each Party’s Obligations	8
4.3	Additional Conditions to the Obligations of Paulson	8
4.4	Additional Conditions to the Obligations of New NovaGold	8

SECTION 5. REPRESENTATIONS AND WARRANTIES	9

5.1	Representations and Warranties of Paulson	9
5.2	Representations and Warranties of New NovaGold	13
5.3	Survival of Representations and Warranties	15

SECTION 6. TERMINATION	16

6.1	Termination	16
6.2	Procedure	16
6.3	Effect of Termination	16

SECTION 7. COVENANTS	17

7.1	Waiver Agreement	17
7.2	Donlin Contribution Agreements	17
7.3	Transfer Restrictions	17

SECTION 8. MISCELLANEOUS	17

8.1	Counterparts; Effectiveness	17
8.2	Governing Law	17
8.3	Jurisdiction	17
8.4	Specific Performance	18
8.5	WAIVER OF JURY TRIAL	18
8.6	Notices	19
8.7	Assignment; Binding Effect	19
8.8	Severability	20
8.9	Amendments; Waivers	20
8.10	Entire Agreement	20
8.11	Headings	20
8.12	Further Assurances	20

Annex A	Paulson Members; Percentage Interest Contributed; Series of Paulson Issued New NovaGold Shares; Number of Paulson Issued New NovaGold Shares
Annex B	Form of Donlin Contribution Agreement
Annex C	Form of Waiver Agreement

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), is made as of July 21, 2026, by and between Paulson Advisers LLC, a Delaware limited liability company (“Paulson”), and NovaGold Corporation, a Delaware corporation (“New NovaGold” and, collectively with Paulson, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Arrangement Agreement and, to the extent not defined therein, the Master Implementation Agreement.

WHEREAS, concurrently with the execution of this Agreement, New NovaGold, NOVAGOLD RESOURCES INC., a corporation existing under the laws of the Province of British Columbia (“NovaGold”) and Paulson have entered into that certain Arrangement Agreement, pursuant to which New NovaGold proposes to acquire all of the issued and outstanding NovaGold Shares in consideration for the issuance to the NovaGold Shareholders of New NovaGold Shares, in accordance with the Arrangement;

WHEREAS, concurrently with the execution of the Arrangement Agreement, Paulson desires to enter into this Agreement, pursuant to which, substantially concurrently with (but immediately prior to) the consummation of the Arrangement, Paulson shall cause its Affiliates set forth in Annex A (collectively, the “Paulson Members”) to contribute all of their interests in either Donlin Gold Holdings LLC, a Delaware limited liability company (“Donlin Holdings”) or Donlin Gold Holdings II LLC, a Delaware limited liability company (“Donlin Holdings II,” together with Donlin Holdings and such interests, the “Paulson Interests”), as applicable, to New NovaGold in exchange for New NovaGold Voting Shares and New NovaGold Non-Voting Shares set forth opposite such Paulson Member’s name on Annex A, as applicable (the “Paulson Issued New NovaGold Shares”);

WHEREAS, the number of Paulson Issued New NovaGold Shares will be determined based on a ten percent (10%) discount to the equity value of the Paulson Donlin Gold Interests implied by the equity value of NovaGold based on the ten (10)-day volume-weighted average price of the NovaGold Shares as of July 21, 2026;

WHEREAS, New NovaGold and NovaGold intend to carry out the transactions contemplated in the Arrangement Agreement by way of a plan of arrangement under the provisions of the BCBCA;

WHEREAS, the NovaGold Board has received the Citi Fairness Opinion and, after receiving financial and legal advice, has determined that (i) the Consideration Shares to be received in the Arrangement by the NovaGold Shareholders under the Arrangement Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NovaGold Shareholders, other than Paulson, and (ii) the Arrangement is in the best interests of NovaGold, and, accordingly, the NovaGold Board has resolved to recommend that the NovaGold Shareholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in the Arrangement Agreement;

WHEREAS, Paulson has entered into the NovaGold Voting Agreement, pursuant to which, among other things, Paulson agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by it in favor of the Arrangement;

WHEREAS, for U.S. federal income Tax purposes, it is intended that the Arrangement and the Contribution Transaction, taken together, shall qualify as an exchange within the meaning of Section 351 of the Code;

WHEREAS, New NovaGold has entered into the NovaGold Voting Agreements with the NovaGold Locked-up Shareholders, pursuant to which, among other things, such NovaGold Locked-up Shareholders have agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by them in favour of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution;

WHEREAS, concurrently with the execution of this Agreement and the Arrangement Agreement, Paulson and New NovaGold have entered into the Investor Rights Agreement, setting forth certain rights and obligations of Paulson in New NovaGold;

WHEREAS, concurrently with the execution of this Agreement, the Arrangement Agreement and the Investor Rights Agreement, New NovaGold, NovaGold, NovaGold Member, Paulson and Donlin Holdings have entered into the Master Implementation Agreement, setting forth the rights and obligations of all parties thereto under the various Transaction Agreements; and

WHEREAS, subject to the terms and conditions herein, upon the Contribution Closing (a) Paulson desires to cause the Paulson Members to contribute, assign, transfer, convey and deliver to New NovaGold, and New NovaGold desires to accept, as a contribution to its capital, all of the Paulson Interests and (b) in exchange therefor, New NovaGold desires to issue to each of the Paulson Members the series and number of New NovaGold Shares set forth opposite such Paulson Member’s name on Annex A as more fully set forth herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

SECTION 1.
DEFINITIONS

1.1           Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Agreement” has the meaning set forth in the Preamble.

(b)           “Arrangement Agreement” means that certain Arrangement Agreement, dated as of the date hereof, by and among, New NovaGold, NovaGold and Paulson.

(c)           “Closing Administrative Changes” means administrative revisions required or reasonably necessary to update dates, names, numbers, amounts and similar items needed for finalization.

(d)           “Donlin” means Donlin Gold LLC, a Delaware limited liability company.

(e)           “Donlin Contribution Agreements” means the contribution agreements, in the form attached hereto as Annex B (subject to Closing Administrative Changes), by and between each Paulson Member, on the one hand, and New NovaGold on the other hand, pursuant to which each Paulson Member shall contribute to New NovaGold its respective interests in Donlin Holdings or Donlin Holdings II, as applicable, effective as of the Contribution Closing and to be entered into in accordance with Section 7.2.

(f)           “Donlin Holdings” has the meaning set forth in the Recitals hereto.

(g)           “Donlin Holdings II” has the meaning set forth in the Recitals hereto.

(h)           “Donlin JV LLCA” means that certain Limited Liability Company Agreement of Donlin, dated as of June 3, 2025.

(i)           “Effective Date” means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement.

(j)            “Master Implementation Agreement” means that certain Master Implementation Agreement, dated as of the date hereof, by and among, New NovaGold, NovaGold, the NovaGold Member, Paulson and Donlin Holdings.

(k)           “NovaGold” has the meaning set forth in the Recitals hereto.

(l)            “NovaGold Member” means NOVAGOLD RESOURCES ALASKA, INC., an Alaska corporation.

(m)           “Parties” has the meaning set forth in the Preamble hereto.

(n)           “Paulson” has the meaning set forth in the Preamble hereto.

(o)           “Paulson Donlin Gold Interests” means the membership interests held by Donlin Holdings in Donlin, representing forty percent (40%) of the total membership interests of Donlin.

(p)           “Paulson Interests” has the meaning set forth in the Recitals hereto.

(q)           “Paulson Issued New NovaGold Shares” has the meaning set forth in the Recitals hereto.

(r)           “Paulson Material Adverse Effect” means any one or more changes, effects, events, circumstances, occurrences or states of fact, either individually or in the aggregate, that has been, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, other than changes, effects, events, circumstances, occurrences or states of fact resulting from: (a) any changes after the date hereof affecting the global gold mining industry generally; (b) any change after the date hereof in the market price of gold; (c) general economic, financial, credit, debt, securities, derivatives, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change or development, after the date hereof, in political, geopolitical, social or regulatory conditions (including any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar action); (e) any hurricane, flood, volcanic activity, tornado, earthquake, wildfire, mudslide or other natural disaster, weather conditions, nuclear incidents, power outages or electrical blackouts, man-made disaster or any worsening thereof; (f) any epidemic, pandemic, public health event, quarantine or disease outbreak or any worsening thereof (including any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Entity in response to the foregoing); (g) the commencement or continuation of war (whether or not declared), armed hostilities, including the escalation or worsening thereof, or acts of crime or terrorism, civil unrest, protests, strikes, lockouts, public demonstration, insurrection, cyberterrorism, ransomware or malware, military activity, sabotage or cybercrime, national or international calamity or any other similar event; (h) any changes after the date hereof in GAAP or in the interpretation of GAAP; (i) any change in Law after the date hereof; (j) the execution, announcement, pendency or performance of this Agreement (provided that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby); or (k) any action taken (or omitted to be taken) pursuant to the express terms of this Agreement or that is consented to by New NovaGold in writing; provided, however, that with respect to clauses (a)-(i), such changes do not relate primarily to Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, or do not have a disproportionate effect on Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, compared to other entities of similar size operating and investing in similar industries; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Paulson Material Adverse Effect” has occurred.

(s)           “Paulson Members” has the meaning set forth in the Recitals hereto.

(t)           “Paulson Parties” means, collectively, Paulson and the Paulson Members.

(u)           “Securities Laws” means Canadian Securities Laws and US Securities Laws, as applicable.

(v)           “Tax Opinion” has the meaning set forth in the Arrangement Agreement.

(w)           “Transaction Agreements” means, collectively, this Agreement, the Arrangement Agreement, the Master Implementation Agreement, the Waiver Agreement, the Donlin Contribution Agreements, the NovaGold Voting Agreements and the Investor Rights Agreement.

(x)           “Waiver Agreement” means that certain waiver agreement, in the form attached hereto as Annex C (subject to Closing Administrative Changes), by and among the NovaGold Member, Donlin Holdings, Donlin Holdings II and the Paulson Members effective as of the Contribution Closing and to be entered into in accordance with Section 7.1.

SECTION 2.
WAIVER AND CONTRIBUTION

2.1           Waiver. Subject to the terms and conditions herein, and contingent upon the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, at and effective as of the Contribution Closing (as defined below), and subject to the occurrence of the Effective Time, Paulson shall hereby cause Donlin Holdings, Donlin Holdings II and the Paulson Members and New NovaGold shall hereby cause the NovaGold Member to execute and deliver the Waiver Agreement, pursuant to which the NovaGold Member shall waive its right to exercise its right of first refusal in connection with the transactions contemplated by this Agreement and the Donlin Contribution Agreements, pursuant to Section 15.3 of the Donlin JV LLCA.

2.2           Contribution. Subject to the terms and conditions herein, and contingent upon the simultaneous execution and delivery of the Arrangement Agreement, the Master Implementation Agreement, the NovaGold Voting Agreements and the Investor Rights Agreement and the consummation of the transactions contemplated by the Transaction Agreements, (a) as of immediately prior to, and subject to the occurrence of, the Effective Time, Paulson shall hereby cause each Paulson Member to contribute, assign, transfer, convey and deliver, in the amounts set forth next to the name of each Paulson Member on Annex A, free and clear of any lien, claim or encumbrance of any nature whatsoever to New NovaGold, and New NovaGold hereby accepts, as a contribution to its capital, all of the Paulson Interests and (b) in exchange therefor, New NovaGold shall issue to the applicable Paulson Member the Paulson Issued New NovaGold Shares, as set forth opposite such Paulson Member’s name on Annex A, the number of which Paulson Issued New NovaGold Shares will be determined based on a ten percent (10%) discount to the equity value of the Paulson Donlin Gold Interests implied by the equity value of NovaGold based on the ten (10)-day volume-weighted average price of the NovaGold Shares as of July 21, 2026, in each case, on the Contribution Closing Date (as defined below).

SECTION 3.
TAX MATTERS

3.1           Tax Matters. The Parties shall (and shall cause their respective subsidiaries to) (i) use their respective reasonable best efforts to cause the Arrangement and the Contribution Transaction, taken together, to qualify as an exchange within the meaning of Section 351 of the Code (the “Intended Tax Treatment”) and (ii) not take any action or fail to take any action if such action or such failure is intended or would reasonably be expected to prevent or impede the Arrangement and the Contribution Transaction, taken together, from qualifying for the Intended Tax Treatment. Each of the Parties shall, and shall cause its respective subsidiaries to, file all Tax Returns and otherwise report consistently with the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

SECTION 4.
CLOSING

4.1           Closing. The closing of the transactions contemplated by this Agreement shall occur immediately prior to the Effective Time (the “Contribution Closing” and such date, the “Contribution Closing Date”) following the satisfaction or waiver of all conditions precedent in Section 4.2 of this Agreement (other than conditions that by their nature are to be satisfied on the Contribution Closing Date, but subject to the satisfaction or waiver of such conditions).

4.2           Condition to Each Party’s Obligations. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, to the extent permitted by applicable Law, the waiver by the applicable Party) of the following conditions on or prior to the Contribution Closing:

(a)           The Master Implementation Agreement shall be effective in accordance with the terms thereof, and shall not have been withdrawn or rescinded, or modified in any material respect.

(b)           The Arrangement shall be substantially concurrently consummated in accordance with the terms of the Arrangement Agreement.

(c)           The Waiver Agreement shall have been duly executed and delivered and shall be substantially concurrently effective in accordance with the terms thereof and shall not have been withdrawn or rescinded, or modified in any material respect.

(d)           The Investor Rights Agreement shall be substantially concurrently effective in accordance with the terms thereof, and shall not have been withdrawn or rescinded, or modified in any material respect.

(e)           All requisite stock exchange approvals including, if applicable, any shareholder approvals required by any applicable stock exchange, including the TSX, the NYSE or the NYSE American, for the transactions contemplated by the Transaction Agreements shall have been received.

4.3           Additional Conditions to the Obligations of Paulson. The obligations of Paulson to consummate the transactions contemplated by this Agreement are subject to the confirmation by NovaGold and New NovaGold of the satisfaction (or to the extent permitted by applicable Law, waiver) of the conditions set forth in Section 7.1 and the satisfaction of the conditions set forth in Section 7.4(a)-(j) of the Arrangement Agreement, subject in each case to Section 7.5 of the Arrangement Agreement (other than in each of the cases of the conditions set forth in Sections 7.1 and 7.4(a)-(j) of the Arrangement Agreement, any such conditions that by their nature are to be satisfied at the Effective Time, but subject to the satisfaction (or to the extent permitted by applicable Law, waiver) of such conditions as of the Effective Time).

4.4           Additional Conditions to the Obligations of New NovaGold. The obligations of New NovaGold to consummate the transactions contemplated by this Agreement are subject to the (a) delivery by each Paulson Member to New NovaGold of duly executed Donlin Contribution Agreements, in the form attached hereto as Annex B (subject to Closing Administrative Changes), (b) the consummation of the transactions contemplated by the Donlin Contribution Agreements in accordance with the terms thereof prior to or substantially concurrently with the Contribution Closing and (c) the confirmation by Paulson of the satisfaction (or to the extent permitted by applicable Law, waiver) of the conditions set forth in Section 7.1, and the satisfaction of the conditions set forth in Sections 7.2(d), 7.2(e), 7.2(f), 7.2(h), 7.3(d), 7.3(e), 7.3(f), and 7.3(h) of the Arrangement Agreement, subject in each case to Section 7.5 of the Arrangement Agreement (other than in each of the cases of the conditions set forth in Sections 7.1, 7.2(d), 7.2(e), 7.2(f), 7.2(h), 7.3(d), 7.3(e), 7.3(f), and 7.3(h) of the Arrangement Agreement, any such conditions that by their nature are to be satisfied at the Effective Time, but subject to the satisfaction (or to the extent permitted by applicable Law, waiver) of such conditions as of the Effective Time).

SECTION 5.
REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties of Paulson. Paulson represents and warrants to New NovaGold, as of the date of this Agreement and as of the Contribution Closing Date, as follows:

(a)           Organization and Qualification. Each Paulson Party, Donlin Holdings and Donlin Holdings II is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each Paulson Party, Donlin Holdings and Donlin Holdings II is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except when failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or which would not prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(b)           Authority. Each Paulson Party has the requisite power and authority to enter into this Agreement and the Donlin Contribution Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, including the consummation of the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Paulson, and the Donlin Contribution Agreements by the Paulson Members, the performance by each Paulson Party of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement and the Donlin Contribution Agreements, respectively, have been, or, with respect to the Donlin Contribution Agreements, will be prior to execution and delivery thereof, duly authorized and no other proceedings on the part of Paulson, or the Paulson Members are or will be, as applicable, necessary to authorize this Agreement or the Donlin Contribution Agreements, by each such party. This Agreement has been duly executed and delivered by Paulson, and constitutes, and each Donlin Contribution Agreement when duly executed and delivered by such Paulson Member, will constitute, a legal, valid and binding obligation of Paulson, and such Paulson Member, enforceable against Paulson, or such Paulson Member in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)           Ownership. Each Paulson Member is the legal and beneficial owner of the Paulson Interests held by it, and has good and valid title to such Paulson Interests, free and clear of any and all liens or encumbrances (other than those arising under applicable Securities Laws).

(d)           No Conflicts. The execution, delivery and performance by such Paulson Party of this Agreement and the Donlin Contribution Agreement to which it is a party, and the consummation by such Paulson Party, of the transactions contemplated hereby and thereby, will not violate, conflict with or result in a breach of any provision of the organizational documents of any Paulson Party or the organizational documents of Donlin Holdings or Donlin Holdings II. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect on any Paulson Party, Donlin Holdings or Donlin Holdings II, or as would not prevent or materially delay consummation of the transactions contemplated by this Agreement or any of the Donlin Contribution Agreements, the execution, delivery and performance by such Paulson Party, of this Agreement and the Donlin Contribution Agreement to which it is a party and the consummation by such Paulson Party of the transactions contemplated hereby and thereby will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit by which any Paulson Party, Donlin Holdings or Donlin Holdings II or any of their respective assets are bound (including, assuming the due execution and delivery of the Waiver Agreement by each party thereto, the Donlin JV LLCA), or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit to which any Paulson Party, Donlin Holdings or Donlin Holdings II, or any of their respective assets, are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of Paulson Party’s, Donlin Holdings’ or Donlin Holdings II’s assets. No Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of such Paulson Party for the consummation of its obligations hereunder and thereunder, including the consummation of the transactions contemplated by this Agreement or the Donlin Contribution Agreement to which it is a party, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(e)           Paulson Interests. The Paulson Interests constitute, directly and/or indirectly, all of the issued and outstanding equity interests of Donlin Holdings and Donlin Holdings II, and there are no outstanding (1) equity interests of Donlin Holdings or Donlin Holdings II, (2) securities convertible into or exchangeable or exercisable for equity interests of Donlin Holdings or Donlin Holdings II, (3) options, warrants, call, subscription or other rights (including any preemptive right), agreement or commitment to acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, or obligations of Donlin Holdings or Donlin Holdings II to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, (4) voting trusts, proxies or similar arrangements or understandings to which Donlin Holdings or Donlin Holdings II is a party or by which Donlin Holdings or Donlin Holdings II is bound with respect to the voting of any equity interest of, or other securities or voting interest in, Donlin Holdings or Donlin Holdings II, (5) stock or equity appreciation, phantom stock or equity, profit participation, interest in the ownership or earnings of Donlin Holdings or Donlin Holdings II or other equity equivalent or equity-based award or right or (6) bond, debenture or other indebtedness of Donlin Holdings or Donlin Holdings II having the right to vote or convertible or exchangeable for securities having the right to vote.

(f)           Additional Representations Relating to Donlin Holdings and Donlin Holdings II. Each of Donlin Holdings and Donlin Holdings II has never owned or held any assets, incurred any obligations or liabilities or engaged in any business or activity of any type or kind whatsoever (other than the direct or indirect ownership of the Paulson Donlin Gold Interests). Donlin Holdings is the legal and beneficial owner of the Paulson Donlin Gold Interests, and has good and valid title to the Paulson Donlin Gold Interests, free and clear of any and all liens or encumbrances (other than those arising under applicable Securities Laws).

(g)           Accredited Investor. Each Paulson Party acknowledges that the New NovaGold Shares have not been registered under the U.S. Securities Act. Each Paulson Party is an “accredited investor” as defined in Regulation D promulgated under the U.S. Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder and have the net worth to undertake such risks. Each Paulson Party is in a financial position to hold the New NovaGold Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment therein. Each Paulson Party recognizes that its investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of New NovaGold and its Subsidiaries. Each Paulson Party is acquiring the New NovaGold Shares for its own account, for investment purposes only and not with a view to the distribution thereof. Each Paulson Party has been given access to full and complete information regarding New NovaGold and its Subsidiaries, has had the opportunity to meet with representatives of New NovaGold and its Subsidiaries to ask questions of, and receive answers from such representatives concerning New NovaGold and its Subsidiaries, and has utilized such access to its satisfaction for the purpose of obtaining the information it believes is relevant to making its decision to acquire the New NovaGold Shares. Each Paulson Party agrees that the New NovaGold Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the U.S. Securities Act, except in compliance with the U.S. Securities Act. Each Paulson Party acknowledges that the New NovaGold Shares are being issued pursuant to exemptions from the registration requirements of the United States and the state of its residence, that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of this offering, nor is it intended that any such agency will do so.

(h)           Litigation. There is no claim, action, proceeding or investigation pending or, to Paulson’s knowledge, threatened against or relating to it or any Paulson Party, Donlin Holdings or Donlin Holdings II, or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or prevent or materially delay the consummation of this Agreement, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. None of Paulson, any Paulson Party, Donlin Holdings or Donlin Holdings II is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or which would prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(i)           No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 5.1, neither Paulson, Donlin Holdings, Donlin Holdings II nor any other person on behalf of Paulson makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to the Paulson Parties, Donlin Holdings, Donlin Holdings II or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 5.1, the Paulson Interests are being acquired “as is, where is”, and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by New NovaGold or any of its Affiliates and representatives.

(ii)	Paulson, on behalf of itself, the other Paulson Parties, Donlin Holdings and Donlin Holdings II acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Section 5.2 of this Agreement, (x) New NovaGold is not making and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and Paulson is not relying on any representation or warranty relating to New NovaGold or any of its Affiliates except for those expressly set forth in Section 5.2 of this Agreement, and (y) no person has been authorized by New NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to New NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by any of the Paulson Parties, Donlin Holdings or Donlin Holdings II or any of their respective Affiliates or representatives and Paulson, on behalf of itself, the other Paulson Parties, Donlin Holdings and Donlin Holdings II, hereby expressly disclaims any such other representations and warranties.

(iii)	Paulson, on behalf of itself, the other Paulson Parties, Donlin Holdings and Donlin Holdings II, acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Section 5.2 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to any Paulson Party, Donlin Holdings, Donlin Holdings II or any of their respective Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

5.2           Representations and Warranties of New NovaGold. New NovaGold represents and warrants to Paulson, as of the date of this Agreement and as of the Contribution Closing Date, as follows:

(a)           Organization and Qualification. It is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. It is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(b)           Business Conduct. New NovaGold was incorporated on July 21, 2026 solely for the purposes of engaging in the transactions contemplated by this Agreement and the other Transaction Agreements. Since its incorporation, New NovaGold has not engaged in any activity, other than such actions in connection with (i) its organization or formation, and (ii) the preparation, negotiation and execution of the Transaction Agreements and the consummation of the transactions contemplated thereby. New NovaGold has no operations or employees, has not generated any revenues, and has no assets or liabilities other than those incurred in connection with the foregoing and as provided in the Transaction Agreements.

(c)           Authority. It has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated by this Agreement have been duly authorized and no other corporate proceedings on the part of it are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(d)           Paulson Issued New NovaGold Shares. Subject to and contingent upon the consummation of the Contribution Transaction, the Paulson Issued New NovaGold Shares, when issued and delivered in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable to the Paulson Members free and clear of any and all liens or encumbrances (other than those arising under the Investor Rights Agreement and applicable Securities Laws).

(e)           No Conflicts; Required Filings and Consent. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not violate, conflict with or result in a breach of any provision of its organizational documents. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or as would not prevent or materially delay consummation of the transactions contemplated by this Agreement, the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit by which it or any of its assets are bound, or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit to which it, or any of its assets are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of its assets. Other than the Interim Order and the Final Order, no Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of New NovaGold for the consummation by it of its obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement not to cause or result in any loss of any rights or assets or any interest therein held by it in any material properties, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(f)           Litigation. There is no claim, action, proceeding or investigation pending or, to its knowledge, threatened against or relating to it or any of its Subsidiaries, its business or the business of its Subsidiaries or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect, or prevent or materially delay the consummation of this Agreement, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. Neither it nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or which would prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(g)           No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 5.2, none of New NovaGold nor any other person on behalf of New NovaGold makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to New NovaGold, NovaGold or any of their respective Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 5.2, the Paulson Issued New NovaGold Shares are being acquired “as is, where is”, and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by the Paulson Parties, Donlin Holdings, Donlin Holdings II or any of their Affiliates and representatives.

(ii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Section 5.1 of this Agreement, (x) Paulson is not making and has not made any representations or warranties (express or implied) relating to itself, the Paulson Parties, Donlin Holdings, Donlin Holdings II or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and New NovaGold is not relying on any representation or warranty relating to the Paulson Parties, Donlin Holdings or Donlin Holdings II except for those expressly set forth in Section 5.1 of this Agreement, and (y) no person has been authorized by the Paulson Parties or any of their representatives to make any representation or warranty relating to the Paulson Parties, Donlin Holdings or Donlin Holdings II or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by New NovaGold or any of its Affiliates or representatives and New NovaGold hereby expressly disclaims any such other representations and warranties.

(iii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Section 5.1 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to New NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

5.3           Survival of Representations and Warranties.

(a)           Except as set forth in Section 5.3(b), the representations and warranties contained in Section 5.1 and Section 5.2 of this Agreement shall not survive the Contribution Closing.

(b)           Notwithstanding the foregoing, the following representations and warranties contained in this Section 5.3(b) will survive until the one (1) year anniversary of the Contribution Closing Date; provided, however, that any claim for breach of the below listed representations or warranties made in good faith and in writing prior to the one (1) year anniversary of the Contribution Closing Date shall survive until such claim is settled or resolved by a court of competent jurisdiction, and the applicable representation or warranty shall not expire or terminate with respect to any such claim until such claim is settled or resolved by a court of competent jurisdiction:

(i)	Section 5.1(a);

(ii)	Section 5.1(b);

(iii)	Section 5.1(c);

(iv)	Section 5.1(d);

(v)	Section 5.1(e); and

(vi)	Section 5.2(d).

SECTION 6.
Termination

6.1           Termination. This Agreement may be terminated at any time prior to the Contribution Closing Date (a) by mutual written agreement of each of the Parties or (b) by any Party if such Party is entitled to terminate the Arrangement Agreement in accordance with Section 8.2 of the Arrangement Agreement and in all cases subject to the provisos in Section 8.2(a)(vi), Section 8.2(b), Section 8.2(c) and Section 8.2(e) of the Arrangement Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1 shall not be available to any Party whose fraud or willful or material breach of any Transaction Agreement has primarily resulted in, or primarily contributed to, the occurrence of the event giving rise to such termination right under the Arrangement Agreement. Subject to Section 6.2, this Agreement shall automatically terminate and be of no further effect upon termination of any of the Transaction Agreements in accordance with their terms. For the avoidance of doubt, in the event that the Arrangement is not consummated pursuant to the Arrangement Agreement, this Agreement shall be null and void ab initio.

6.2           Procedure. Any termination of this Agreement pursuant to this Section 6 shall be effected by written notice from the Party seeking to terminate this Agreement to the non-seeking Party and shall be effective upon receipt by the non-seeking Party (or at such later time as may be specified in such notice).

6.3           Effect of Termination. Upon termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become void and have no further force or effect, without any liability on the part of any Party; provided, however, that (i) Sections 8.2 (Governing Law), 8.3 (Jurisdiction), 8.4 (Specific Performance), 8.5 (Waiver of Jury Trial) and this Section 6 shall survive such termination, and (ii) no termination shall relieve any Party from any liability or damages for fraud or any willful or material breach of this Agreement prior to such termination, and the Parties shall be entitled to all rights and remedies available at law or in equity (including specific performance) in respect of any such fraud or willful or material breach.

SECTION 7.
COVENANTS

7.1           Waiver Agreement. At or prior to the Contribution Closing, Paulson shall cause the Paulson Members, Donlin Holdings and Donlin Holdings II, and New NovaGold shall cause the NovaGold Member, to execute and deliver the Waiver Agreement.

7.2           Donlin Contribution Agreements. At or prior to the Contribution Closing, Paulson shall cause the Paulson Members to duly execute and deliver to New NovaGold the Donlin Contribution Agreements and upon the Contribution Closing shall consummate the transactions contemplated thereby.

7.3           Transfer Restrictions. From the date of this Agreement until the earlier of (i) the Contribution Closing and (ii) the termination of any of the Transaction Agreements (which, for clarity, shall terminate this Agreement in accordance with Section 6.1) none of the Paulson Members shall sell, offer to sell, contract or agree to sell, hypothecate, pledge, assign, transfer, convey or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Paulson Interests other than to New NovaGold pursuant to this Agreement and the Donlin Contribution Agreements. Any purported transfer not permitted under this Section 7.3 shall be null and void.

SECTION 8.
MISCELLANEOUS

8.1           Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

8.2           Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.3           Jurisdiction. Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

8.4           Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chosen Courts without proof of actual damages, and all such rights and remedies at Law or in equity shall be cumulative. Nothing contained in this Section 8.4 shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement.

8.5           WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail (provided that no “bounceback” or notice of non-delivery is received) or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

If to New NovaGold, to:

NovaGold Corporation
201 South Main Street, Suite 400
Salt Lake City, Utah
USA 84111
Attention:	Corporate Secretary
Email:	sean.pettey@novagold.com
corporate.secretary@novagold.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000
Attention:	Howard Ellin
Paola Lozano
June Dipchand
Email:	Howard.Ellin@skadden.com
Paola.Lozano@skadden.com
June.Dipchand@skadden.com

If to Paulson, to:

Paulson Advisers LLC
***
***

Attention:	Michael Waldorf
Email:	***

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
500 Fifth Avenue
New York, NY 10110
(212) 986-6000
Attention:	Christopher P. Davis,
Kelly E. Zelezen
Alexander E. Shiekman
Email:	CDavis@kkwc.com
KZelezen@kkwc.com
AShiekman@kkwc.com

8.7           Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Parties. Subject to the first sentence of this Section 8.7, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.7 shall be null and void.

8.8           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.9           Amendments; Waivers. This Agreement may only be amended by a written instrument signed by all Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by or on behalf of the Party against which such waiver is to be enforced. Any waiver granted by a Party shall be effective only in the specific instance and for the specific purpose for which it is given and no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.10        Entire Agreement. This Agreement and the other Transaction Agreements constitute the full and entire agreement and understanding, both written and oral, among the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understanding among the Parties with respect to such subject matter.

8.11        Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

8.12        Further Assurances. The Parties hereto agree to execute and deliver such other instruments and agreements and to take such actions as may reasonably be necessary to effect the transactions contemplated under this Agreement.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement effective as of the day and year first set forth above.

NOVAGOLD CORPORATION

By:	/s/ Peter Adamek
Name: Peter Adamek
Title: Vice President, Chief Financial Officer & Treasurer

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement effective as of the day and year first set forth above.

PAULSON ADVISERS LLC

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

Annex B

Form of Donlin Contribution Agreement

[Attached.]

Annex B

NOVAGOLD CORPORATION

[●]

DONLIN CONTRIBUTION AGREEMENT

____, 2026

Table of Contents

Page

SECTION 1. DEFINITIONS	3

1.1	Definitions	3

SECTION 2. CONTRIBUTION	5

2.1	Contribution	5

SECTION 3. TAX MATTERS	5

3.1	Tax Matters	5

SECTION 4. REPRESENTATIONS AND WARRANTIES	5

4.1	Representations and Warranties of the Contributor	5

4.2	Representations and Warranties of New NovaGold	9

SECTION 5. MISCELLANEOUS	11

5.1	Counterparts; Effectiveness	11

5.2	Governing Law	11

5.3	Jurisdiction	12

5.4	Specific Performance	12

5.5	WAIVER OF JURY TRIAL	12

5.6	Notices	13

5.7	Assignment; Binding Effect	14

5.8	Severability	14

5.9	Amendments; Waivers	14

5.10	Entire Agreement	14

5.11	Headings	14

5.12	Further Assurances	14

Annex A	Name of Entity; Number of Contributed Interests; Percentage of Total Equity Interest Represented by the Contributed Interests; Series of Contributor Issued New NovaGold Shares; Number of Contributor Issued New NovaGold Shares

DONLIN CONTRIBUTION AGREEMENT

THIS DONLIN CONTRIBUTION AGREEMENT (this “Agreement”), is made as of [●], 2026, by and between [●], [●] (the “Contributor”), and NovaGold Corporation, a Delaware corporation (“New NovaGold,” and, collectively with the Contributor, the “Parties” or, individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement (as defined below).

WHEREAS, New NovaGold has entered into that certain Contribution Agreement, dated as of July 21, 2026 (the “Contribution Agreement”), by and between Paulson Advisers LLC, a Delaware limited liability company (“Paulson”) and New NovaGold, pursuant to which, among other things, Paulson agreed to cause the Paulson Members to duly execute and deliver to New NovaGold the Donlin Contribution Agreements, pursuant to which each Paulson Member shall contribute to New NovaGold its respective interests in Donlin Holdings or Donlin Holdings II, as applicable, effective as of the Contribution Closing;

WHEREAS, the Contributor is a Paulson Member;

WHEREAS, the Contributor owns all right, title and interest in and to the outstanding equity interests in the entity identified on Annex A hereto in such amount as set forth on such annex (such equity interests, the “Contributed Interests”); and

WHEREAS, subject to the terms and conditions herein, (a) the Contributor desires to contribute, assign, transfer, convey and deliver to New NovaGold, by way of capital contribution, and New NovaGold desires to accept from the Contributor, as a contribution to its capital, all of the Contributor’s right, title and interest in and to the Contributed Interests, free and clear of any lien, claim or encumbrance of any nature whatsoever and (b) in exchange therefor, New NovaGold desires to issue to the Contributor the series and number of New NovaGold Shares set forth on Annex A as more fully set forth herein (the “Contributor Issued New NovaGold Shares”).

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

SECTION 1.
DEFINITIONS

1.1            Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)            “Agreement” has the meaning set forth in the Preamble.

(b)            “Chosen Courts” has the meaning set forth in Section 5.3.

(c)            “Contributed Interests” has the meaning set forth in the Recitals hereto.

(d)            “Contribution” has the meaning set forth in Section 2.1.

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(e)            “Contribution Agreement” has the meaning set forth in the Recitals hereto.

(f)             “Contributor” has the meaning set forth in the Preamble hereto.

(g)            “Contributor Issued New NovaGold Shares” has the meaning set forth in the Recitals hereto.

(h)            “Contributor Material Adverse Effect” means any one or more changes, effects, events, circumstances, occurrences or states of fact, either individually or in the aggregate, that has been, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of either or both the Contributor and [Donlin Holdings / Donlin Holdings II], as applicable, other than changes, effects, events, circumstances, occurrences or states of fact resulting from: (a) any changes after the date hereof affecting the global gold mining industry generally; (b) any change after the date hereof in the market price of gold; (c) general economic, financial, credit, debt, securities, derivatives, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change or development, after the date hereof, in political, geopolitical, social or regulatory conditions (including any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar action); (e) any hurricane, flood, volcanic activity, tornado, earthquake, wildfire, mudslide or other natural disaster, weather conditions, nuclear incidents, power outages or electrical blackouts, man-made disaster or any worsening thereof; (f) any epidemic, pandemic, public health event, quarantine or disease outbreak or any worsening thereof (including any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Entity in response to the foregoing); (g) the commencement or continuation of war (whether or not declared), armed hostilities, including the escalation or worsening thereof, or acts of crime or terrorism, civil unrest, protests, strikes, lockouts, public demonstration, insurrection, cyberterrorism, ransomware or malware, military activity, sabotage or cybercrime, national or international calamity or any other similar event; (h) any changes after the date hereof in GAAP or in the interpretation of GAAP; (i) any change in Law after the date hereof; (j) the execution, announcement, pendency or performance of this Agreement (provided that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby); or (k) any action taken (or omitted to be taken) pursuant to the express terms of this Agreement or that is consented to by New NovaGold in writing; provided, however, that with respect to clauses (a)-(i), such changes do not relate primarily to the Contributor and [Donlin Holdings / Donlin Holdings II], as applicable, or do not have a disproportionate effect on the Contributor and [Donlin Holdings / Donlin Holdings II], as applicable, compared to other entities of similar size operating and investing in similar industries; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Contributor Material Adverse Effect” has occurred.

(i)             “Donlin” means Donlin Gold LLC, a Delaware limited liability company.

4

(j)             “Donlin Holdings” means Donlin Gold Holdings LLC, a Delaware limited liability company.

(k)             “Donlin Holdings II” means Donlin Gold Holdings II LLC, a Delaware limited liability company.

(l)             “Donlin JV LLCA” means that certain Amended and Restated Limited Liability Company Agreement of Donlin, dated as of June 3, 2025.

(m)            “New NovaGold” has the meaning set forth in the Preamble hereto.

(n)            “Parties” has the meaning set forth in the Preamble hereto.

(o)            “Paulson” has the meaning set forth in the Recitals hereto.

SECTION 2.
CONTRIBUTION

2.1            Contribution. Subject to the terms and conditions set forth herein, at and effective upon the execution hereof (and immediately prior to the consummation of the Arrangement), (a) the Contributor hereby contributes, assigns, transfers, conveys and delivers to New NovaGold, by way of capital contribution, all of the Contributor’s right, title and interest in and to the Contributed Interests, free and clear of any lien, claim or encumbrance of any nature whatsoever, and New NovaGold hereby accepts from the Contributor, as a contribution to its capital, all of the Contributor’s right, title and interest in and to the Contributed Interests, (the “Contribution”) and (b) in exchange therefor, New NovaGold hereby issues to the Contributor the series and number of Contributor Issued New NovaGold Shares set forth on Annex A.

SECTION 3.
TAX MATTERS

3.1            Tax Matters. Each of the Parties acknowledges and agrees that the Contribution is intended to qualify as an exchange within the meaning of Section 351 of the Code (the “Intended Tax Treatment”). Each of the Parties shall, and shall cause its respective subsidiaries to, file all Tax Returns and otherwise report consistently with the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

4.1            Representations and Warranties of the Contributor. The Contributor represents and warrants to New NovaGold as follows:

(a)            Organization and Qualification. The Contributor is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. The Contributor is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except when failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Contributor Material Adverse Effect.

5

(b)            Authority. The Contributor has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, including the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by the Contributor, the performance by the Contributor of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and no other proceedings on the part of the Contributor are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Contributor and constitutes a legal, valid and binding obligation of the Contributor, enforceable against the Contributor, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)            Ownership. The Contributor is the legal and beneficial owner of the Contributed Interests held by it, and has good and valid title to such Contributed Interests, free and clear of any and all liens or encumbrances (other than those arising under applicable Securities Laws).

(d)            No Conflicts. The execution, delivery and performance by the Contributor of this Agreement, and the consummation by the Contributor of the transactions contemplated hereby, does not and will not violate, conflict with or result in a breach of any provision of the organizational documents of the Contributor. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Contributor Material Adverse Effect on the Contributor, the execution, delivery and performance by the Contributor, of this Agreement and the consummation by the Contributor, of the transactions contemplated hereby does not and will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit by which the Contributor or any of its assets are bound (including, assuming the due execution and delivery of the Waiver Agreement by each party thereto, the Donlin JV LLCA), or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit to which the Contributor, or any of its assets, are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon the Contributor’s assets. No Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of the Contributor, for the consummation of its obligations hereunder, including the consummation of the transactions contemplated by this Agreement, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Contributor Material Adverse Effect.

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(e)            Contributed Interests. The Contributed Interests constitute all of the issued and outstanding equity interests of [Donlin Holdings / Donlin Holdings II] held by the Contributor and, taken together with the other issued and outstanding equity interests set out in Annex A of the Contribution Agreement to be contributed by the other Paulson Members substantially concurrently with the Contributed Interests, constitute, directly and/or indirectly, all of the issued and outstanding equity interests of Donlin Holdings and Donlin Holdings II, and there are no outstanding (1) equity interests of Donlin Holdings or Donlin Holdings II, (2) securities convertible into or exchangeable or exercisable for equity interests of Donlin Holdings or Donlin Holdings II, (3) options, warrants, call, subscription or other rights (including any preemptive right), agreement or commitment to acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, or obligations of Donlin Holdings or Donlin Holdings II to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, (4) voting trusts, proxies or similar arrangements or understandings to which Donlin Holdings or Donlin Holdings II is a party or by which Donlin Holdings or Donlin Holdings II is bound with respect to the voting of any equity interest of, or other securities or voting interest in, Donlin Holdings or Donlin Holdings II, (5) stock or equity appreciation, phantom stock or equity, profit participation, interest in the ownership or earnings of Donlin Holdings or Donlin Holdings II or other equity equivalent or equity-based award or right or (6) bond, debenture or other indebtedness of Donlin Holdings or Donlin Holdings II having the right to vote or convertible or exchangeable for securities having the right to vote.

(f)            Accredited Investor. The Contributor acknowledges that the Contributor Issued New NovaGold Shares have not been registered under the U.S. Securities Act. The Contributor is an “accredited investor” as defined in Regulation D promulgated under the U.S. Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder and have the net worth to undertake such risks. The Contributor is in a financial position to hold the Contributor Issued New NovaGold Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment therein. The Contributor recognizes that its investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of New NovaGold and its Subsidiaries. The Contributor is acquiring the Contributor Issued New NovaGold Shares for its own account, for investment purposes only and not with a view to the distribution thereof. The Contributor has been given access to full and complete information regarding New NovaGold and its Subsidiaries, has had the opportunity to meet with representatives of New NovaGold and its Subsidiaries to ask questions of, and receive answers from such representatives concerning New NovaGold and its Subsidiaries, and has utilized such access to its satisfaction for the purpose of obtaining the information it believes is relevant to making its decision to acquire the Contributor Issued New NovaGold Shares. The Contributor agrees that the Contributor Issued New NovaGold Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the U.S. Securities Act, except in compliance with the U.S. Securities Act. The Contributor acknowledges that the Contributor Issued New NovaGold Shares are being issued pursuant to exemptions from the registration requirements of the United States and the state of its residence, that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of this offering, nor is it intended that any such agency will do so.

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(g)            Litigation. There is no claim, action, proceeding or investigation pending or, to the Contributor’s knowledge, threatened against or relating to it or its business, or affecting any of its properties or assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a Contributor Material Adverse Effect, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. The Contributor is not subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a Contributor Material Adverse Effect.

(h)            No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 4.1, neither the Contributor, nor any other person on behalf of the Contributor makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to the Contributor or any of its assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 4.1, the Contributed Interests are being acquired “as is, where is,” and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by New NovaGold or any of its Affiliates and representatives.

(ii)	The Contributor acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Section 4.2 of this Agreement, (x) New NovaGold is not making and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and the Contributor is not relying on any representation or warranty relating to New NovaGold or any of its Affiliates except for those expressly set forth in Section 4.2 of this Agreement, and (y) no person has been authorized by New NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to New NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by the Contributor, or any of its Affiliates or representatives and the Contributor, hereby expressly disclaims any such other representations and warranties.

(iii)	The Contributor acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Section 4.2 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Contributor, or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

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4.2            Representations and Warranties of New NovaGold. New NovaGold represents and warrants to the Contributor as follows:

(a)            Organization and Qualification. It is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. It is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect.

(b)            Business Conduct. New NovaGold was incorporated on July 21, 2026 solely for the purposes of engaging in the transactions contemplated by this Agreement and the other Transaction Agreements. Since its incorporation, New NovaGold has not engaged in any activity, other than such actions in connection with (i) its organization or formation, and (ii) the preparation, negotiation and execution of this Agreement, the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. New NovaGold has no operations or employees, has not generated any revenues, and has no assets or liabilities other than those incurred in connection with the foregoing and as provided in the Transaction Agreements.

(c)            Authority. It has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated by this Agreement have been duly authorized and no other corporate proceedings on the part of it are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by it and constitutes, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(d)            Contributor Issued New NovaGold Shares. Subject to and contingent upon the consummation of the Contribution, the Contributor Issued New NovaGold Shares, when issued and delivered in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable to the Contributor free and clear of any and all liens or encumbrances (other than those arising under the Investor Rights Agreement and applicable Securities Laws).

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(e)            No Conflicts; Required Filings and Consent. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not violate, conflict with or result in a breach of any provision of its organizational documents. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect, the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit by which it or any of its assets are bound, or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit to which it, or any of its assets are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of its assets. Other than the Interim Order and the Final Order, no Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of New NovaGold for the consummation by it of its obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement not to cause or result in any loss of any rights or assets or any interest therein held by it in any material properties, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect.

(f)             Litigation. There is no claim, action, proceeding or investigation pending or, to its knowledge, threatened against or relating to it or its business, or affecting any of its properties or assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. New NovaGold is not subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect.

(g)            No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 4.2, none of New NovaGold nor any other person on behalf of New NovaGold makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to New NovaGold, NovaGold or any of their respective Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 4.2, the Contributor Issued New NovaGold Shares are being acquired “as is, where is,” and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by the Contributor or any of its Affiliates and representatives.

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(ii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of the Contributor expressly set forth in Section 4.1 of this Agreement, (x) the Contributor is not making and has not made any representations or warranties (express or implied) relating to itself or any of its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and New NovaGold is not relying on any representation or warranty relating to the Contributor except for those expressly set forth in Section 4.1 of this Agreement, and (y) no person has been authorized by the Contributor or any of its representatives to make any representation or warranty relating to the Contributor or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by New NovaGold or any of its Affiliates or representatives and New NovaGold hereby expressly disclaims any such other representations and warranties.

(iii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of the Contributor expressly set forth in Section 4.1 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to New NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

SECTION 5.
MISCELLANEOUS

5.1           Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

5.2            Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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5.3            Jurisdiction. Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

5.4            Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chosen Courts without proof of actual damages, and all such rights and remedies at Law or in equity shall be cumulative. Nothing contained in this Section 5.4 shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.4 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement.

5.5            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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5.6            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail (provided that no “bounceback” or notice of non-delivery is received) or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by either Party by notice to the other given in accordance with these provisions):

If to New NovaGold, to:

NovaGold Corporation

201 South Main Street, Suite 400

Salt Lake City, Utah

USA 84111

Attention:	Corporate Secretary
Email:	sean.pettey@novagold.com
corporate.secretary@novagold.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Attention:	Howard Ellin
Paola Lozano
June Dipchand
Email:	Howard.Ellin@skadden.com
Paola.Lozano@skadden.com
June.Dipchand@skadden.com

If to the Contributor, to:

[●]

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, NY 10110

(212) 986-6000

Attention:	Christopher P. Davis,
Kelly E. Zelezen
Alexander E. Shiekman
Email:	CDavis@kkwc.com
KZelezen@kkwc.com
AShiekman@kkwc.com

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5.7            Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 5.7, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 5.7 shall be null and void.

5.8           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.9           Amendments; Waivers. This Agreement may only be amended by a written instrument signed by both Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by or on behalf of the Party against which such waiver is to be enforced. Any waiver granted by a Party shall be effective only in the specific instance and for the specific purpose for which it is given and no failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.10         Entire Agreement. This Agreement and the other Transaction Agreements constitute the full and entire agreement and understanding, both written and oral, between the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understanding between the Parties with respect to such subject matter.

5.11         Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

5.12         Further Assurances. The Parties hereto agree to execute and deliver such other instruments and agreements and to take such actions as may reasonably be necessary to effect the transactions contemplated under this Agreement.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement effective as of the day and year first set forth above.

NOVAGOLD CORPORATION

By:
Name:
Title:

[Signature Page to Donlin Contribution Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement effective as of the day and year first set forth above.

[CONTRIBUTOR]

By:
Name:
Title:

[Signature Page to Donlin Contribution Agreement]

Annex A

Name of Entity; Number of Contributed Interests; Percentage of Total Equity Interest Represented by the Contributed Interests; Series of Contributor Issued New NovaGold Shares; Number of Contributor Issued New NovaGold Shares

Name of Entity	Number of Contributed Interests	Percentage of Total Equity Interests Represented by the Contributed Interests	Series of Contributor Issued New NovaGold Shares	Number of Contributor Issued New NovaGold Shares
[Donlin Gold Holdings LLC]/[Donlin Gold Holdings II LLC]